Exhibit 10.5

ADMINISTRATION AGREEMENT

Dated as of August 26, 2010

WTH CAR RENTAL ULC

as Rental ULC

- and -

WTH FUNDING LIMITED PARTNERSHIP

as Administrator

- and -

BNY TRUST COMPANY OF CANADA

as Indenture Trustee

ADMINISTRATION AGREEMENT

MEMORANDUM OF AGREEMENT made as of August 26, 2010.

B E T W E E N:

WTH CAR RENTAL ULC

as “Rental ULC”

- and -

WTH FUNDING LIMITED PARTNERSHIP

as “Funding LP” or the “Administrator”

- and -

BNY TRUST COMPANY OF CANADA

as “Indenture Trustee”

RECITALS:

WHEREAS Rental ULC and the Indenture Trustee, as indenture trustee, have entered into an Indenture (as defined below) to provide for, amongst other things, the issuance of Notes;

AND WHEREAS Rental ULC has, and is required to perform, certain obligations and duties pursuant to the Indenture and certain other Transaction Documents;

AND WHEREAS Rental ULC desires the Administrator to perform certain of its duties under the Indenture and certain other Transaction Documents, and the Administrator has agreed to perform certain of Rental ULC’s duties and obligations under the Indenture and certain other Transaction Document;

AND WHEREAS Funding LP has sold and assigned to Rental ULC its fleet of Vehicles used in its car rental business;

AND WHEREAS Rental ULC desires the services of the Administrator to manage its fleet of Vehicles, including the acquisition and disposition of Vehicles owned by Rental ULC, and the Administrator has agreed to manage Rental ULC’s fleet, including the acquisition and disposition of Vehicles owned by Rental ULC;

NOW THEREFORE, this Agreement witnesses that in consideration of the premises and the covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions

Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Indenture.  In this Agreement:

“Administration Fee” has the meaning given to it in Section 4.1.

“Administrator Termination Event” has the meaning given to it in Section 5.2.

“General Partner” means Avis or Budget, each a general partner of Funding LP.

“Indenture” means the trust indenture dated the date hereof between Rental ULC and the Indenture Trustee, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Replacement Administrator” means any Person appointed as a successor Administrator pursuant to Section 5.4following the occurrence of an Administrator Termination Event.

“Taxation Year” means each taxation year of Rental ULC the first of which shall end on August 31, 2010 and thereafter each taxation year shall commence on September 1 and end on August 31 of the following calendar year, subject to the provisions of the Income Tax Act.

“Taxable Income” means, in respect of any Taxation Year, the amount of taxable income determined in accordance with the provisions of the Income Tax Act (including the amount of any taxable capital gain or allowable capital loss from the disposition of each capital property of Rental ULC).

“Termination Notice” has the meaning given to it in Section 5.3(a).

ARTICLE 2
ADMINISTRATION

2.1	Appointment of Administrator

Funding LP is designated as the “Administrator” and hereby agrees to perform the duties and obligations of the Administrator pursuant to the terms hereof in consideration for the Administration Fee.  The Administrator may also subcontract with any Person to perform all or any of the duties and obligations of the Administrator hereunder.  The Administrator shall remain liable for all such duties and obligations performed by any subcontractor on its behalf.  Payment of the Administration Fee shall be subject to any restrictions contained in the Indenture Supplements.

2.2	Administrator Authorization

The Administrator shall be authorized to make deposits to and, prior to the occurrence of an Administrator Termination Event that has not been waived, to make transfers and withdrawals from, each of the Master Rental Account, the Master Vehicle Account, the VAT Account and each Series Account, in each case solely in accordance with the Transaction Documents.  After the occurrence of (i) an Administrator Termination Event that has not been waived, or (ii) an Event of Default, only the Indenture Trustee or such other Person as the Indenture Trustee may designate shall be authorized to make any transfers or withdrawals from the Master Rental Account, the Master Vehicle Account, the VAT Account and any Series Account.

2.3	Appointment of Administrator as Attorney-in-Fact

Subject to the Transaction Documents, including this Agreement, Rental ULC hereby appoints the Administrator as Rental ULC’s attorney-in-fact, with full authority in the place and stead of and in the name of Rental ULC or otherwise, from time to time in its discretion or as required by this Agreement or any other Transaction Document to take such actions on behalf of Rental ULC as it may deem necessary or advisable to comply with or effect the purposes of this Agreement or any other Transaction Document.

ARTICLE 3
DUTIES AND COVENANTS

3.1	Duties and Covenants of the Administrator

(a)	General Standard of Care.

In its capacity as the Administrator hereunder, and in furtherance of its obligations under Section 2.1, the Administrator hereby covenants and agrees to, in conducting its obligations hereunder:

(i)
exercise its powers and discharge its duties under this Agreement and the other Transaction Documents as Administrator, in good faith and in the best interest of Rental ULC and in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances;

(ii)
in conducting its administrative obligations hereunder have each of its General Partners utilize its own employees, business premises, owned or leased, and communications and computer systems and these shall not be, and shall not be held out to be, the employees, premises or systems of Rental ULC;

(iii)	comply with any directions given by Rental ULC or the Indenture Trustee in connection with the performance by the Administrator of its duties under this Agreement and the other Transaction Documents;

(iv)
comply with all Applicable Laws and obtain and maintain in good standing all licences, permits, qualifications and approvals from any and all Governmental Authorities in any jurisdiction in which it carries on business except to the extent that a failure to so comply, obtain or maintain is not reasonably likely to have a Material Adverse Effect in respect of itself, its General Partners, or Rental ULC.

(b)	Certain Duties with Respect to the Indenture.

In its capacity as the Administrator hereunder, and in furtherance of its obligations under Section 2.1, the Administrator hereby covenants and agrees to perform the following duties on behalf of Rental ULC under the Indenture:

(i)	to determine and calculate the Proceeds of Disposition Series Transfer Amount;

(ii)	to make all authorizations, determinations, deliveries and requests to be made by Rental ULC pursuant to Article 3 and Section 13.5 of the Indenture in connection with the Notes;

(iii)	to take all actions necessary to obtain and maintain a perfected Lien on and Security Interest in the Collateral in favour of the Indenture Trustee in accordance with Section 4.2(k) of the Indenture;

(iv)	to make all filings, registrations and recordings and to deliver all notices required by Section 4.2(l) and 4.2(m) of the Indenture and the provisions of any Indenture Supplement;

(v)	to deposit, or cause the deposit of, all Rental Revenues into the Master Rental Account pursuant to Section 5.2(a) of the Indenture and the provisions of any Indenture Supplement;

(vi)
to use commercially reasonable efforts to cause all Proceeds of Disposition, including in respect of any Rental ULC Vehicles sold pursuant to Section 2.3 of the Master Vehicle Lease Agreement, to be deposited directly into the Master Vehicle Account and to cause any Proceeds of Disposition not directly deposited, to be deposited to the Master Vehicle Account pursuant to Section 5.2(b) of the Indenture and the provisions of any Indenture Supplement;

(vii)
to deposit, or cause the deposit of, any and all Contributions to the Master Vehicle Account or the Master Rental Account pursuant to Section 5.2(d) of the Indenture and the provisions of any Indenture Supplement;

(viii)
when required to do so pursuant to Section 5.2(e) of the Indenture, to deposit all amounts collected on behalf of Rental ULC, on behalf of a Governmental Authority in respect of VAT as a result of the lease, rental or sale of Vehicles by Rental ULC or the provision of any other goods or services by Rental ULC and any amount received by Rental ULC from a Governmental Authority as a refund of VAT to the VAT Account pursuant to Section 5.2(e) of the Indenture and the provisions of any Indenture Supplement;

(ix)
when required to do so pursuant to Section 5.2(e) of the Indenture, to disburse from the VAT Account any amounts owed to a Governmental Authority in respect of VAT collected by Rental ULC and any amount owed to a Person as VAT in respect of the purchase of Vehicles or any other goods or services acquired by Rental ULC pursuant to Section 5.2(e) of the Indenture and the provisions of any Indenture Supplement;

(x)	to pay VAT payable upon the purchase of Rental ULC Vehicles from the prescribed account pursuant to Section 5.2(f) of the Indenture and the provisions of any Indenture Supplement;

(xi)	to deposit VAT collected upon the sale of Rental ULC Vehicles to the prescribed account pursuant to Section 5.2(f) of the Indenture;

(xii)
to use funds in the Master Rental Account, the Master Vehicle Account, the VAT Account and any Series Account to purchase Eligible Investments for Rental ULC pursuant to Section 5.3 of the Indenture and the provisions of any Indenture Supplement;

(xiii)	to transfer funds on deposit in the Master Rental Account to the Master Vehicle Account pursuant to Section 6.1 of the Indenture and the provisions of any Indenture Supplement;

(xiv)
to withdraw or apply funds on deposit in the Master Vehicle Account to the payment of the purchase price of Vehicles being acquired by Rental ULC and to the payment of Interim Principal Payments pursuant to Section 6.2 of the Indenture and the provisions of any Indenture Supplement;

(xv)	to allocate to each Series of Notes a portion of the Rental Revenues received for the related Settlement Period pursuant to Section 6.3 of the Indenture and the provisions of any Indenture Supplement;

(xvi)
to allocate to each Series of Notes a portion of the Proceeds of Disposition and Enforcement Proceeds for the previous Settlement Period pursuant to Section 6.4 of the Indenture and the provisions of any Indenture Supplement;

(xvii)
to use commercially reasonable efforts to dispose of each Rental ULC Vehicle on or before the Maximum Term (as defined in the Master Vehicle Lease Agreement) for such Rental ULC Vehicle pursuant to Section 9.1(m) of the Indenture;

(xviii)
to deposit to the Master Vehicle Account all amounts received by the Administrator as a result of the enforcement of the Security Interest in respect of the Collateral pursuant to Section 10.12 of the Indenture;

(xix)
to make all requests, appointments and acceptances and to deliver all notices required to be delivered by Rental ULC pursuant to Section 11.10, Section 11.11 and Section 11.12 of the Indenture in connection with the resignation and removal and appointment of a successor Indenture Trustee;

(xx)
to prepare and file all tax returns and forms, and to prepare and distribute to Noteholders all tax information, in each case as required of Rental ULC by Applicable Law, pursuant to Section 11.13 of the Indenture;

(xxi)	to prepare and furnish names and addresses of Noteholders pursuant to Section 12.1 of the Indenture;

(xxii)	to make any request or rule required to be made by Rental ULC in connection with meetings of Noteholders pursuant to Section 12.3 of the Indenture;

(xxiii)
to file with the Indenture Trustee copies of the annual report and of information, documents and other reports (or copies of such portions of any of the foregoing) that Rental ULC may be required to file with the Securities Regulatory Authorities pursuant to Section 12.4(a) of the Indenture;

(xxiv)
to file with the Indenture Trustee and the Securities Regulatory Authorities, such additional information, documents and reports in respect of Rental ULC as required pursuant to Section 12.4(b) of the Indenture; and

(xxv)	to transmit by mail to all Noteholders, summaries of any information, documents and reports as required pursuant to Section 12.4(c) of the Indenture.

(c)	Certain Duties with Respect to the Master Vehicle Lease Agreement

In its capacity as the Administrator hereunder, and in furtherance of its obligations under Section 2.1, the Administrator hereby covenants and agrees to perform the following duties on behalf of Rental ULC under the Master Vehicle Lease Agreement:

(i)
deliver Leased Vehicles (as defined in the Master Vehicle Lease Agreement) to any third party purchasers thereof and use commercially reasonable efforts to cause all Proceeds of Disposition in respect of such Leased Vehicles to be deposited directly into the Master Vehicle Account and to cause any Proceeds of Disposition not directly deposited, to be deposited to the Master Vehicle Account, pursuant to Section 2.3 of the Master Vehicle Lease Agreement;

(ii)
prepare and deliver to Funding LP and the Indenture Trustee, on the Estimation Rent Payment Date (as defined in the Master Vehicle Lease Agreement) in respect of each Settlement Period, an Estimation Report in respect of such Settlement Period pursuant to Section 4.2 of the Master Vehicle Lease Agreement.

(d)	Certain Duties with Respect to Administering the Fleet of Rental ULC Vehicles.

In its capacity as the Administrator hereunder, and in furtherance of its obligations under Section 2.1, the Administrator hereby covenants and agrees to:

(i)
administer, on behalf of Rental ULC, the acquisition of Vehicles by Rental ULC, including the negotiation, amendment, administration, enforcement, and performance of all Repurchase Agreements and other Vehicle acquisition agreements;

(ii)	administer, on behalf of Rental ULC, the disposition of Vehicles by Rental ULC pursuant to Repurchase Agreements or otherwise, including the disposition of Vehicles by Rental ULC to a third party;

(iii)
arrange for, on behalf of Rental ULC, (a) the delivery of Rental ULC Vehicles leased to Funding LP under the Master Vehicle Lease Agreement; (b) the delivery and return of Program Vehicles to the related Manufacturer’s official auction or other facility designated by such Manufacturer pursuant to its respective Repurchase Agreement; and (c) the delivery of Non-Program Vehicles disposed of by Rental ULC to a third party;

(iv)	subject to Section 2.5 of the Funding/Rental Purchase Agreement, ensure that title to each Vehicle bought for Rental ULC is registered in the name of Rental ULC;

(v)
on behalf of Rental ULC, enforce the terms of any Repurchase Agreements against each Manufacturer, including the terms relating to payment of all amounts payable by a Manufacturer under its respective Repurchase Agreement;

(vi)
indemnify and hold harmless Rental ULC against (i) any obligation of Rental ULC to reimburse a Manufacturer for any allowance, discount or rebate paid by a Manufacturer to the Administrator in connection with the sale of Vehicles to Rental ULC, and (ii) any failure by the Administrator to perform its obligations under this Agreement; and

(vii)
maintain records relating to Rental ULC Vehicles leased under the Master Vehicle Lease Agreement, including records relating to Rental Revenues and Proceeds of Disposition and at all times, maintain its computer files or other records in respect of Rental ULC Vehicles in a manner such that Rental ULC Vehicles shall be specifically identified, and shall, upon request, make available within a reasonable time, which time in any event shall not exceed three (3) Business Days, to Rental ULC at the office of the Administrator, or of a General Partner, any computer programs and other records necessary to make such identification.

(e)	Certain Duties with Respect to the Liquidation Agent Agreement

In its capacity as the Administrator hereunder, and in furtherance of its obligations under Section 2.1, the Administrator hereby covenants and agrees to terminate the specified power of attorney of Rental ULC upon written notice to such effect from the Indenture Trustee pursuant to Section 2.8(b)(ii) of the Liquidation Agent Agreement.

(f)	Additional Duties

In its capacity as the Administrator hereunder, and in furtherance of its obligations under Section 2.1, the Administrator hereby covenants and agrees to:

(i)
administer, perform, monitor, or supervise the performance of such other activities by or on behalf of Rental ULC in connection with the Collateral and the Transaction Documents as are not covered by any of the foregoing provisions and as are expressly agreed to under any of the other Transaction Documents to which the Administrator is a party;

(ii)
in accordance with the directions of the Indenture Trustee or Rental ULC, administer, perform, monitor, or supervise the performance of such other activities by or on behalf of Rental ULC in connection with the Collateral and the Transaction Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Indenture Trustee or Rental ULC and are reasonably within the capability of the Administrator;

(iii)	maintain its existence as an Ontario limited partnership in good standing; and

(iv)
promptly upon becoming aware thereof, notify Rental ULC, the Indenture Trustee and the Rating Agencies of any failure to perform or any defaults of which it is aware in respect of any party under any of the Transaction Documents.

ARTICLE 4
FEE

4.1	Fee

In consideration for its services hereunder, Rental ULC shall pay to the Administrator a fee in an amount to be determined as follows (the “Administration Fee”):

(a)
for each month, a monthly fleet administration fee equal to 20% of Depreciation for the month for all vehicles owned by Rental ULC during that month, and such monthly amount shall be calculated on the 15th day of the month following the month in respect of which the monthly Depreciation is calculated and thus the monthly administration fee is payable, provided however that the total of all amounts payable to the Administrator under this Section 4.1(a) in respect of a Taxation Year shall in no event exceed the amount by which the Taxable Income of Rental ULC prior to the deduction of any amount payable pursuant to this Section 4.1(a) in respect of the Taxation Year exceeds $50,000; and

(b)
if in any Taxation Year of Rental ULC the Taxable Income of Rental ULC prior to the deduction of any amount payable to the Administrator as an administration fee exceeds the aggregate of all amounts payable as an administration fee in respect of the Taxation Year pursuant to Section 4.1(a) and $50,000, then an amount equal to such excess shall be calculated no later than 60 days after the end of such Taxation Year and shall be payable by Rental ULC to the Administrator as an additional administration fee in respect of the Taxation Year.

The Administration Fee payable pursuant to Section 4.1(a) and 4.1(b)and any related taxes payable pursuant to Section 4.4 shall be paid by Rental ULC to the Administrator at any time after such amounts are calculated, on demand by the Administrator, and shall be payable only out of Unrestricted Funds.  Other than the Administration Fee, the Administrator shall not be entitled to any other payment or compensation in connection with its services hereunder including, without limitation, any recovery of the costs and expenses incurred by it in connection with the performance of its obligations hereunder.

4.2	Incentives

All volume and other incentives available and paid by Manufacturers in connection with the purchase of Vehicles by Rental ULC shall be paid to Rental ULC.

4.3	Goods and Services Tax and Harmonized Sales Tax Registration

(a)
Funding LP is duly registered under Subdivision (d) of Division V of Part IX of the ETA with respect to GST and HST and under Division I of Chapter VIII of Title I of the QST Act with respect to QST, and its registration numbers are 871686697 and 33473 18225, respectively.

(b)
Rental ULC is duly registered under Subdivision (d) of Division V of Part IX of the ETA with respect to GST and HST and its registration number is 80815 4652 RT0001.  Rental ULC will be duly registered under Division I of Chapter VIII of Title I of the QST Act effective as of the Closing Date and will provide its related registration number to the Indenture Trustee promptly thereafter.

4.4	Sales and Transfer Taxes

Rental ULC shall pay to the Administrator all sales and transfer taxes, registration charges and transfer fees, including the GST and HST imposed under Part IX of the ETA and any similar value-added or multi-staged tax imposed under any applicable provincial or territorial legislation, payable by it in respect of the provision of services by the Administrator under this Agreement.

4.5	Goods and Services Tax and Harmonized Sales Tax Election

Rental ULC and the Administrator shall jointly elect, under subsection 156(1) of Part IX of the ETA, section 334 of the QST Act, and any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value-added or multi-staged tax, that no tax be payable with respect to the provision of services by the Administrator under this Agreement.  Rental ULC and the Administrator shall make such election(s) in prescribed form containing prescribed information in compliance with the requirements of the applicable legislation.  Rental ULC shall indemnify and save harmless the Administrator from and against any such Tax imposed on Rental ULC as a result of any failure or refusal by any Governmental Authority to accept any such election, and any such indemnity shall be payable by Rental ULC from, and only from, Unrestricted Funds in accordance with the Transaction Documents.

ARTICLE 5
TERMINATION

5.1	Termination and Resignation

This Agreement may be terminated at any time by Rental ULC upon ten (10) days’ prior written notice to the Administrator and the Indenture Trustee; a copy of such notice to be sent to the Rating Agencies forthwith.  The Administrator shall not resign from the obligations and duties imposed hereunder.

5.2	Administrator Termination Event

The occurrence of any one or more of the following events shall constitute an “Administrator Termination Event” under this Agreement:

(a)	the occurrence of an Event of Default;

(b)
the Administrator making any unauthorized payment from the Master Rental Account, the Master Vehicle Account, the VAT Account or any Series Account and failing to restore such payment within two Business Days of becoming aware of it;

(c)
the failure by the Administrator to observe any other covenant made herein or in any other Transaction Document on the part of the Administrator which failure is reasonably likely to have a Material Adverse Effect in respect of the Administrator, provided that if such breach of covenant is capable of being remedied, it shall not constitute an Administrator Termination Event unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee or any Noteholder;

(d)
the inaccuracy when made of a representation or warranty of the Administrator herein or in any other Transaction Document which inaccuracy is reasonably likely to have a Material Adverse Effect in respect of the Administrator, provided that if such inaccuracy is capable of being remedied, then it shall not constitute an Administrator Termination Event unless it remains unremedied for five Business Days after receipt of written notice from the Indenture Trustee or any Noteholder;

(e)
a General Partner failing to pay when due any obligation (the “underlying obligation”) for a sum certain in excess of $2,000,000 and such failure continuing for three Business Days after (i) written notice to the Administrator from the party to whom the underlying obligation is owed if there is no grace period applicable to the underlying obligation or (ii) the expiry of any grace period applicable to the underlying obligation.

5.3	Rights and Remedies upon Administrator Termination Event

(a)
Notice of Termination.  If an Administrator Termination Event has occurred and is continuing, either the Indenture Trustee or the Majority Holders of all Senior Notes then Outstanding under the Indenture (treated as one Class), by notice in writing to Rental ULC and the Administrator, may provide a notice (a “Termination Notice”) terminating all rights and obligations of the Administrator hereunder, with effect from and after the applicable termination date specified in such Termination Notice.

(b)
Continued Performance.  On and after the receipt by the Administrator of a Termination Notice pursuant to Section 5.3(a), the Administrator shall continue to perform all of its duties under this Agreement until the date specified in the Termination Notice or such other date as may be mutually agreed upon by the Administrator and the Indenture Trustee, subject to the satisfaction of the Rating Agency Condition for each Outstanding Series and Class of Notes.

5.4	Designation of a Replacement Administrator

(a)
Conditions to Appointment.  Upon delivery of a Termination Notice by the Indenture Trustee or Majority Holders under Section 5.35.3(a), the Indenture Trustee will, upon notice to the Administrator designate, as the Replacement Administrator, any Person selected by the Indenture Trustee who meets industry-wide standards to carry on a vehicle leasing business or administer and liquidate Rental ULC's assets, to succeed the Administrator or any previously appointed Replacement Administrator, provided that in each case any such Person so designated shall agree to assume and perform the duties of the Administrator provided for in this Agreement and the Rating Agency Condition for each Outstanding Series and Class of Notes shall have been satisfied in respect of the designation of such Person; provided further that a Replacement Administrator need not succeed to all of the duties of the Administrator hereunder if so agreed by the Indenture Trustee or the Majority Holders of all Senior Notes then Outstanding and the Rating Agency Condition for each Outstanding Series and Class of Notes has been satisfied.

(b)
Transfer of Administering.  Upon the designation of a Replacement Administrator, if any, each Administrator agrees that it will terminate its activities as Administrator hereunder in a manner in which the Indenture Trustee will determine will facilitate the transition of the performance of such activities to the Replacement Administrator and each Administrator shall co-operate with and assist such Replacement Administrator.  Such co-operation shall include (i) access to and transfer of all files and records, and (ii) the transfer or paying over of any Rental ULC money, each as may be in the possession or control of the predecessor, to the Replacement Administrator.

5.5	Replacement Administrator Fee

A Replacement Administrator appointed pursuant to Section 5.4 shall be entitled to a reasonable fee for services rendered, such fee to be settled by Rental ULC with the Replacement Administrator, and to be payable in respect of each Settlement Period in arrears.

ARTICLE 6
GENERAL

6.1	Assignability

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties and satisfaction of the Rating Agency Condition for each Outstanding Series and Class of Notes provided that, notwithstanding the foregoing, Rental ULC may assign its rights hereunder pursuant to, and in accordance with, the Security Interest.

6.2	Amendments

This Agreement may be amended from time to time by a written amendment duly executed and delivered by all parties hereto and, in respect of material amendments and waivers, satisfaction of the Rating Agency Condition for each Outstanding Series and Class of Notes.

6.3	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Each of the parties hereto hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

6.4	Headings etc.

The division of this Agreement into sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement,” “hereof,” “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include the recitals and any agreement supplemental hereto.

6.5	Severability

In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.  Each of the provisions of this Agreement is hereby declared to be separate and distinct.

6.6	Notices, etc.

Any notice, report, payment or demand required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made for all purposes if delivered personally or transmitted by fax to the party or to an officer of the other party to whom the same is directed, addressed as follows:

(a)	if to Rental ULC, addressed to it at:

WTH Car Rental ULC
c/o Aviscar Inc.
1 Convair Drive East
Etobicoke, Ontario
M9W 6Z9
Attention:  Controller
Fax No.:      (416) 213-8505

with a copy to:

Avis Budget Car Rental LLC
6 Sylvan Way
Parsippany, N.J.
U.S.A. 07054
Attention:  Treasury
Fax No.:      (973) 496-3560

and

Attention: Legal Department
Fax No.:     (973) 496-3444

(b)	if to the Administrator, addressed to it at:

WTH Funding Limited Partnership
c/o Aviscar Inc.
1 Convair Drive East
Etobicoke, Ontario
M9W 6Z9
Attention:  Controller
Fax No.:      (416) 213-8505

with a copy to:

Avis Budget Car Rental LLC
6 Sylvan Way
Parsippany, N.J.
U.S.A. 07054
Attention:  Treasury
Fax No.:      (973) 496-3560

and

Attention: Legal Department
Fax No.:     (973) 496-3444

(c)	if to the Indenture Trustee, addressed to it at:

BNY Trust Company of Canada
4 King St. W., Suite 1101
Toronto, Ontario
M5H 1B6
Attn: George Bragg, Vice President
Phone: (416) 360-1711

Any such notice that is given by personal delivery shall be deemed to have been received on the day of actual delivery thereof and any notice given by telecopy or fax shall be deemed to have been received on the first Business Day after the transmittal thereof.  Any of the parties hereto may change its address or fax number by giving written notice of such change to each of the other parties hereto.

6.7	No Waivers

No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single exercise or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

6.8	No Petition

Each of the parties hereto covenants and agrees that it shall not institute against, or join any other Person in instituting against, Rental ULC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any Insolvency Legislation, until one year and a day after the last maturing Note issued by Rental ULC is paid.

6.9	Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and, to the extent permitted hereunder, their respective successors and assigns.

6.10	Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document.  All counterparts and adopting instruments shall be construed together and shall constitute one and the same agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

By:	WTH CAR RENTAL ULC /s/ David Calabria
Name: David Calabria Title: Assistant Treasurer
By:
Name: Title:

By:	WTH FUNDING LIMITED PARTNERSHIP, by its General Partner, AVISCAR INC. /s/ David Calabria
Name: David Calabria Title: Assistant Treasurer
By:
Name: Title:

By:	BNY TRUST COMPANY OF CANADA, in its capacity as Indenture Trustee and not in its individual capacity /s/ Patricia Benjamin
Name: Patricia Benjamin Title: Authorized Officer
By:
Name: Title: